                                                                   EXHIBIT 99.1


            (Employee Letter - AllQuest.com Corporation Letterhead)
                                            , 1999
                             ---------------

Dear Employee:

Allied Mortgage Capital Corporation ("Allied") has established a holding company named AllQuest.com Corporation (the "Company") which is conducting a public offering of its common stock. The Company is pleased to enclose a copy of offering materials, including the prospectus, for our offering of common stock ("Offering"). We are offering up to 700,000 shares of our common stock at a price of $10 per share. The Company is making this Offering first to the employees of Allied until October ___, 1999 and then to the general public. Net offering proceeds will increase the capital of Allied Mortgage Capital Corporation and the Company and, consistent with regulatory restrictions, will support the expansion of the Company's retail loan and wholesale loan origination.

As you know, prior to this Offering there has not been a public market for the common stock. The Company has applied to have the common stock listed among the "National Market" of the NASDAQ Stock Market system under the symbol "LOAN." Although there can be no assurance the Company will satisfy the criteria for listing, the Company expects to meet these criteria upon successful completion of this Offering.

The enclosed prospectus provides detailed information regarding the Offering. I urge you to read it carefully. Your investment decision should be based on the information contained in the prospectus.

All employees of Allied Mortgage Capital Corporation will have priority to purchase an unlimited amount of stock in the Offering until October ____, 1999. Should you decide to take advantage of this opportunity to purchase the shares of the Company's common stock, you must submit your Stock Order Form and payment prior to 4:00 p.m., Central Time, on the Employee Priority Purchase Date. After the Employee Priority Purchase Date, the unsold stock in the Offering will be offered to the general public. If you fail to purchase the stock in the Offering prior to the Employee Priority Purchase Date, you may still purchase some of the unsold stock in the Offering by submitting your Stock Order Form and payment prior to 4:00 p.m., Central Time, on November ______, 1999. If you have additional questions regarding the stock Offering, please call us at (512) 302-6060, Monday through Friday from 9:00 a.m. to 6:00 p.m. or stop by the Stock Sales Center located at 5900 Balcones Drive, in Austin, Texas.

We are pleased to offer you this opportunity to invest in the Company, and we encourage you to give serious consideration to the investment opportunity described in the enclosed prospectus.

Sincerely,


Jim C. Hodge
President and Chief Executive Officer

This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus.

      (Prospective Investor Letter - AllQuest.com Corporation Letterhead)
                                            , 1999
                             ---------------

Dear Prospective Investor:

We are pleased to announce that AllQuest.com Corporation (the "Company"), a Texas corporation and parent of Allied Mortgage Capital Corporation, is offering up to 700,000 shares of Common Stock in a Public Offering ("Offering"). The Company is offering the shares of Common Stock at a price of $10 per share to the general public (subject to the prior rights to purchase of the employees of Allied Mortgage Capital Corporation as described in the Prospectus). Net offering proceeds will increase the capital of Allied Mortgage Capital Corporation and the Company and, consistent with regulatory restrictions, will support the expansion of the Company's retail loan and wholesale loan origination.

We have enclosed the following materials which will help you learn more about the merits of the Company's Common Stock as an investment. Please read and review the materials carefully.

         PROSPECTUS: This document provides detailed information about the Company's operations and the proposed stock Offering.

         QUESTIONS AND ANSWERS BROCHURE: Key questions and answers about the stock Offering are found in this pamphlet.

         STOCK ORDER FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 4:00 p.m. Central Time, November _______, 1999.

We invite our customers, local community members and the general public to purchase the Company's common stock in the Offering. Through this Offering you have the opportunity to buy stock directly from the Company without commission or fee. The board of directors and senior management of the Company fully support this stock Offering.

If you have additional questions regarding the stock Offering, please call us at (512) 302-6060, Monday through Friday from 9:00 a.m. to 6:00 p.m. or stop by the Stock Sales Center located at 5900 Balcones Drive, in Austin, Texas.

Sincerely,



Jim C. Hodge
President and Chief Executive Officer

This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus.

(Prospective Investor Letter/Request Card - AllQuest.com Corporation Letterhead)
                                            , 1999
                             ---------------

Dear Prospective Investor:

We are pleased to announce that AllQuest.com Corporation (the "Company"), a Texas corporation and parent of Allied Mortgage Capital Corporation, is offering up to 700,000 shares of Common Stock in a Public Offering ("Offering"). The Company is offering the shares of Common Stock at a price of $10 per share to the general public (subject to the prior rights to purchase of the employees of Allied Mortgage Capital Corporation as described in the Prospectus). Net offering proceeds will increase the capital of Allied Mortgage Capital Corporation and the Company and, consistent with regulatory restrictions, will support the expansion of the Company's retail loan and wholesale loan origination.

We have available the following materials which will help you learn more about the merits of the Company's Common Stock as an investment.

         PROSPECTUS: This document provides detailed information about the Company's operations and the proposed stock Offering.

         QUESTIONS AND ANSWERS BROCHURE: Key questions and answers about the stock Offering are found in this pamphlet.

         STOCK ORDER FORM: This form is used to purchase stock by returning it with your payment in the business reply envelope enclosed with the Stock Order Form. The deadline for ordering stock is 4:00 p.m. Central Time, November _______, 1999.

We invite our employees, customers, local community members and the general public to purchase the Company's common stock in the Offering. Through this Offering you have the opportunity to buy stock directly from the Company without commission or fee. The board of directors and senior management of the Company fully support this stock Offering.

If you have additional questions regarding the stock Offering, please call us at (512) 302-6060, Monday through Friday from 9:00 a.m. to 6:00 p.m. or stop by the Stock Sales Center located at 5900 Balcones Drive, in Austin, Texas.

Sincerely,



Jim C. Hodge
President and Chief Executive Officer

This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus.

ALLQUEST.COM CORPORATION                                            REQUEST CARD

If you wish to receive the Prospectus and (where permitted by the laws of your state) a Stock Order Form, please complete, sign and return this Request Card to AllQuest.com Corporation. Receipt of such material does not obligate you to purchase any shares of Common Stock.

TO ENSURE THAT YOU RECEIVE THE REQUESTED MATERIAL ON A TIMELY BASIS, THIS FORM MUST BE RECEIVED BY ALLQUEST.COM CORPORATION ON OR BEFORE 4:00 P.M., CENTRAL TIME, ON ___________________, 1999.

Signature:
                    ------------------------------------------------------------
Name:
                    ------------------------------------------------------------
                                 (Please print)

Address:
                    ------------------------------------------------------------

                    ------------------------------------------------------------

Business Phone:
                    ------------------------------------------------------------
Home Phone:
                    ------------------------------------------------------------

                           YOU ARE CORDIALLY INVITED


to a Community Investor Meeting to learn about ALLQUEST.COM CORPORATION and the related offering of additional Common Stock.

Senior Executives and Directors of AllQuest.com and representatives of Choice Investments, Inc. will present information and answer your questions about AllQuest.com Corporation's Stock Offering as well as its business focus and operating results.



                  ------------------------------------------


                               Community Meetings


                                   0:00 P.M.

September ___, 1999               [Location]



                                   0:00 P.M.

September ___, 1999               [Location]

                  ------------------------------------------



                                Please call the
                            AllQuest.com Corporation
                               Stock Sales Center
                                 (512) 302-6060

STOCK ORDER FORM                                       ALLQUEST.COM CORPORATION


Note: Please read the Stock Order Form Guide and Instructions attached to this form before completion.

--------------------------------------------------------------------------------
DEADLINE
--------------------------------------------------------------------------------
The Offering ends at 4:00 p.m., Austin, Texas time, on November _____, 1999. Your Stock Order Form, properly executed and with the correct payment, must be received at the address on the bottom of this form by this deadline or it may be considered void.
--------------------------------------------------------------------------------
NUMBER OF SHARES
--------------------------------------------------------------------------------

         (1) Number of Shares               Price Per Share                             (2) Total Amount Due
                                   X              $10                       =           $
         --------------------                                                           --------------------
                                             (minimum 100)

The minimum number of shares that may be subscribed for is 100 and the maximum individual purchase in 50,000 shares in the Offering. The number of shares to be offered is based on a valuation that is subject to review prior to fulfilling any stock orders.
--------------------------------------------------------------------------------
Method of Payment                      Purchaser Information
--------------------------------------------------------------------------------

(3) ___  Enclosed is a check, bank draft or           (4) ___  Check here if you are a director, officer or employee of Allied
         order  payable to Choice Investments, Inc.            Mortgage Capital Corporation or a member of such person's immediate
         for $_______________ (or cash if                      family.
         presented in person)

Payments will be deposited in an Escrow Account with Compass Bank, N.A., Austin, Texas. Payment by check, cash, money order or withdrawals from non-certificate accounts will earn interest in the Escrow Account until the stock offering closes.

--------------------------------------------------------------------------------
STOCK REGISTRATION
--------------------------------------------------------------------------------

(5)  Form of stock ownership
               Individual                            Uniform Transfer to Minors         Partnership
      ----                                  ----                                ----
               Joint Tenants (WROS)                  Uniform Gift to Minors             Individual Retirement Account
      ----                                  ----                                ----
               Tenants in Common                     Corporation                        Fiduciary/Trust (Under Agreement Dated
      ----                                  ----                                ----                  )
                                                                                        --------------

(6)  Name (Please Print Clearly)                               Social Security or Tax. I.D.
                                 -----------------------------                              --------------------------
      Name                                                     Daytime Telephone
           ---------------------------------------------------                   -------------------------------------
      Street Address                                           Evening Telephone
                     -----------------------------------------                   -------------------------------------
      City                   State          Zip Code           County of Residence
           -----------------       --------          ---------                     -----------------------------------

--------------------------------------------------------------------------------
NASD AFFILIATION (This section only applies to those individuals who meet the delineated criteria.)
--------------------------------------------------------------------------------
_____ check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (i) not to sell, transfer or hypothecate the stock for a period of 150 days following the issuance, and
(ii) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.

--------------------------------------------------------------------------------
ACKNOWLEDGEMENT
--------------------------------------------------------------------------------
By signing below, I acknowledge receipt of the Prospectus dated __________________, 1999 and that I have reviewed the provisions therein and understand that I may not change or revoke my order once it is received by Choice Investments, Inc. I certify that this stock order is for my account only and there is no agreement or understanding regarding any further sale or transfer of these shares.

Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item, (2) above, if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of underreporting interest or dividends on your tax return.
--------------------------------------------------------------------------------
SIGNATURE
--------------------------------------------------------------------------------
Sign and date the form. When purchasing as a custodian, include your full title. An additional signature is required only when payment is by withdrawal from an account that requires more than one signature to withdraw funds.

YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS. THIS ORDER IS NOT VALID IF NOT SIGNED.
If you need help completing this Form, you may call the Stock Sales Center at
(512)302-6060.

--------------------------------------------------------------------------------
Signature                  Title (if applicable)                       Date

--------------------------------------------------------------------------------
Signature                  Title (if applicable)                       Date

Broker Assisted Orders-Refer to Prospectus.

--------------------------------------------------------------------------------
A.E. Name                  R. R. Number                       B/D Name

--------------------------------------------------------------------------------
B/D Mailing Address/City/State/Zip Code                        Telephone Number


FOR OFFICE USE ONLY

                                                                                                    STOCK SALES CENTER
Date Rec'd      /   /                       Order #                    Batch #                      5900 Balcones Drive
            ---- --- ---                            ---------                  -----
/Check #                                    Category                                                Austin, Texas 78731
          -------------                              -------------------
Amount $                                    Initials                                                (512)302-6060
        --------------                                --------------------

                            ALLQUEST.COM CORPORATION

                                STOCK ORDER FORM
                             GUIDE AND INSTRUCTIONS

--------------------------------------------------------------------------------
                             STOCK OWNERSHIP GUIDE
--------------------------------------------------------------------------------


INDIVIDUAL

The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

JOINT TENANTS

Joint Tenancy with Right of Survivorship identifies two or more persons as owners of the stock. Upon the death of one of the owners, ownership automatically passes to the surviving tenant(s). You may not list beneficiaries for this ownership.

TENANTS IN COMMON

Tenants in Common identifies two or more persons as owners of the stock. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

INDIVIDUAL RETIREMENT ACCOUNT

Individual Retirement Account ("IRA") holders may make stock purchases from their IRA through a prearranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. Please contact the Stock Sales Center if you have any questions about your IRA account or to obtain a list of local brokers who will open a self-directed IRA, or check with your broker.


UNIFORM GIFT TO MINORS/UNIFORM
TRANSFERS TO MINORS

For Texas residents and residents of many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. For residents of most other states, stock may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual states. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the minor reaches legal age.

Instructions: If you are a Texas resident and wish to register stock in this ownership, check "Uniform Transfers to Minors." For other states, see your legal advisor if you are unsure about the correct registration of your stock.

On the first "NAME" line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second "NAME line. Only one custodian and one minor may be designated.

CORPORATION/PARTNERSHIPS

Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. number.

FIDUCIARIES:

Generally, fiduciary relationships (such as Conservatorship, Legal Trust, Guardianship, etc.) are established under a form of a trust agreement or are pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first "NAME" line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first "NAME" line. Following the name, print the fiduciary "title" such as trustee, executor, personal representative, etc.

On the second "NAME" line, print either the name of the maker, donor or testator OR the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

An example of fiduciary ownership of stock in the case of a trust is: John D. Smith, Trustee for Thomas A. Smith Under Agreement Dated 06/09/87.


--------------------------------------------------------------------------------
                                ITEM INSTRUCTION
--------------------------------------------------------------------------------


ITEMS 1 AND 2

Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase is 100 shares. The maximum purchase amount in the Offering by any person is $500,000 of the common stock in the Offering.

ITEM 3

Payment for shares may be made in cash (only if delivered by you in person) or by check, bank draft or money order made payable to Choice Investments, Inc. DO NOT MAIL CASH. If you choose to make a cash payment, take your Stock Order Form and payment in person to the Stock Sales Office listed at the bottom of the Stock Order Form. Your funds will earn interest as provided in the Prospectus.

ITEM 6

The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of AllQuest.com Corporation common stock. Print the name(s) in which you want the stock registered and the mailing address of the registration. Include the first name, middle initial and last name of the shareholder. Avoid the use of two initial. Please omit words that do not affect ownership rights, such as "Mrs.," "Mr.," "Dr.," "special account," etc.

Enter the Social Security or Tax I.D. number of one registered owner. This registered owner must be listed on the first "NAME" line. Be sure to include your telephone number because we will need to contact you if we cannot execute your order as given. Review the Stock Ownership Guide on this page and refer to the instructions for Uniform Gift to Minors/Uniform Transfer to Minors and Fiduciaries.

                                 STOCK OFFERING
                              QUESTIONS & ANSWERS


FACTS ABOUT THE OFFERING

ALLQUEST.COM CORPORATION (THE "COMPANY"), A DELAWARE CORPORATION IS OFFERING UP TO 700,000 SHARES OF COMMON STOCK IN A PUBLIC OFFERING ("OFFERING").

THIS BROCHURE ANSWERS SOME OF THE MOST FREQUENTLY ASKED QUESTIONS ABOUT THE OFFERING AND ABOUT YOUR OPPORTUNITY TO INVEST IN THE COMPANY.

INVESTMENT IN THE STOCK INVOLVES CERTAIN RISKS. FOR A DISCUSSION OF THESE RISKS AND OTHER FACTORS, INVESTORS ARE URGED TO READ THE ACCOMPANYING PROSPECTUS.

WHY IS THE COMPANY OFFERING COMMON STOCK?

The net offering proceeds will be used by the Company for general working capital purposes, including capital to support expansion of the Company's retail loan and wholesale loan origination and servicing activities.

WHO IS ELIGIBLE TO PURCHASE THE STOCK IN THE OFFERING?

Any member of the general public, including existing employees of Allied Mortgage Capital Corporation ("Allied"), a subsidiary of the Company.

HOW MANY SHARES OF STOCK ARE BEING OFFERED AND AT WHAT PRICE?

The Company is offering up to 700,000 shares of Common Stock at a price of $10.00 per share through the Prospectus. Prior to the Offering, there were 2,000,000 shares of Common Stock outstanding.

HOW MUCH STOCK MAY I BUY?

The minimum order is 100 shares. The maximum order is $500,000 or 50,000 shares.

HOW DO I ORDER STOCK?

You must complete the enclosed Stock Order Form. Instructions for completing your Stock Order Form are contained in this packet. Your order must be received by the Company by 4:00 p.m., Austin, Texas time, on November 12, 1999.

HOW MAY I PAY FOR MY SHARES OF STOCK?

You may pay for stock by check, cash or money order. Funds will be placed in an escrow account with Compass Bank, N.A. ("Bank") and will earn interest from the day funds are received until the completion or termination of the Offering. You will not have access to these funds from the day we receive your order until the completion or termination of the Offering.

MUST I PAY A COMMISSION?

No. You will not be charged a commission or fee on the purchase of shares in the Offering. However, the Company will pay a 6% commission to the underwriter, Choice Investments, Inc., in connection with the Offering.

WILL DIVIDENDS BE PAID ON THE STOCK?

The Company has never declared a dividend on its Common Stock and management expects that the substantial portion of the Company's future earnings will be retained for expansion or development of Company's business. The decision to pay dividends, if any, in the future is within the discretion of the Board of Directors of the Company and will depend upon the Company's earnings, its capital requirements, financial condition, and other relevant factors.

HOW WILL THE STOCK BE TRADED?

Prior to the Offering, there has been no public market for the Company's Common Stock. The Company has applied to have the Common Stock quoted on the NASDAQ National Market under the symbol "LOAN". However, there can be no assurances that the Company will satisfy the criteria for listing on NASDAQ. The Company expects to meet these criteria.

ARE EXISTING SHARES ELIGIBLE FOR FUTURE SALE?

All of the shares of the Company's Common Stock outstanding prior to this Offering are "restricted securities" and may be sold only if registered or exempt. Sales of substantial amounts of Common Stock by existing shareholders, or even the potential of such sales, may have a depressive effect on the market price of the Company's Common Stock.

ARE OFFICERS AND DIRECTORS MAKING ADDITIONAL PURCHASES IN THE OFFERING?

The Directors and Executive Officers of the Company have indicated they will purchase approximately 10,000 additional shares in the Offering; however, they reserve the right, at their option, to purchase such additional shares to permit a closing at the minimum Offering to occur. Directors and Officers (individually or through their families) currently have beneficial ownership of 2,000,000 shares or 100% of the current shares outstanding.


FOR ADDITIONAL INFORMATION YOU MAY CALL OUR STOCK INFORMATION CENTER AT (512) 302-6060, Monday through Friday from 9:00 a.m. to 6:00 p.m. Central Time.

THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS.

                                PRO FORMA DATA *
                     At or for the Year Ended June 30, 1999



                                                 MINIMUM OF RANGE                   MAXIMUM OF RANGE
                                                 ----------------                   ----------------
Shares Outstanding
Sale Price Per Share
Shareholders' Equity
Shareholders' Equity Per Share
Price/Book Ratio (a)
Earnings Per Share
Price/Earnings Ratio (annualized)

-------------
*        Information based upon assumptions in the Prospectus under "Pro Forma
(a) Data." This is not intended to represent potential price appreciation. There are no assurances that the price will be at or above the offering price once the shares are issued.



                           SELECTED FINANCIAL RATIOS



                                                     Year Ended June 30
                                                     ------------------
                                               1999                      1998
                                               ----                      ----
Return on Average Equity
Return on Average Assets
Net Interest Margin
Stockholder's Equity to Total Assets
Net Charge-Offs to Average Loans
Non-Performing Assets to Total Assets






The shares of common stock offered in the Conversion are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other government agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made by the Prospectus.